UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2026

Graco Inc.

(Exact name of registrant as specified in charter)

Minnesota	001-09249	41-0285640
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

88 - 11th Avenue Northeast
Minneapolis, Minnesota	55413
(Address of principal executive offices)	(Zip Code)

(612) 623-6000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	GGG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On November 10, 2026, Graco Inc. (the “Company”) issued a press release announcing its entry into an accelerated share repurchase agreement (the “ASR Agreement”). The full text of the press release, dated November 10, 2026, is furnished as Exhibit 99.1 and incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of such section, nor shall it be incorporated by reference into future filings by the Company under the Securities Act of 1933, as amended, or under the Exchange Act, unless the Company expressly sets forth in such future filing that such information is to be considered “filed” or incorporated by reference therein.

Item 8.01.	Other Events.

On November 10, 2026, the Company entered into a certain ASR Agreement with Bank of America, N.A. (“Bank of America”) to repurchase an aggregate of $600 million of shares of the Company’s common stock (the “Common Stock”) pursuant to the Company’s current share repurchase authorization. In December 2025, the Company’s Board of Directors (the “Board”) authorized the Company’s repurchase of up to an aggregate of 15 million shares of Common Stock, which was in addition to the approximately 8 million shares of Common Stock remaining under the share repurchase authorization approved by the Board in December 2018. The Company will fund the transactions contemplated by the ASR Agreement using a combination of cash on hand and borrowings under its existing revolving credit facility.

Under the terms of the ASR Agreement, the Company will make a payment in the amount of $600 million to Bank of America on November 11, 2026, in exchange for which the Company expects to receive on the same day, an initial delivery from Bank of America of a number of shares of Common Stock equal to approximately 80% of $600 million divided by the closing price of the Common Stock on November 10, 2026. The final number of shares of Common Stock that the Company will repurchase under the ASR Agreement will be determined based on the volume-weighted average per share price of the Common Stock during the term of the ASR Agreement, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement.

In connection with the final settlement under the ASR Agreement, Bank of America may be required to deliver additional shares of Common Stock to the Company, or the Company may be required to deliver shares of Common Stock or make a cash payment to Bank of America. Final settlement under the ASR Agreement is scheduled to occur in March 2027 but may be completed earlier at the election of Bank of America in accordance with the terms of the ASR Agreement.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release dated November 10, 2026.

104	Cover Page Interactive Data File (included within the Inline XBRL document).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GRACO INC.

Date: November 10, 2026	By:	/s/ Joseph James Humke
Joseph James Humke
Its: Executive Vice President, General Counsel and Corporate Secretary